Exhibit 10.16

PERMANENT TECHNOLOGY LICENSE AGREEMENT

Party A (Licensor):    Mr. Chang Yu

Party B (Licensee):    Pacific Dragon Fertilizer Co., Ltd

Based on the PRC Contract Law and friendly consultation, the Parties reach the following agreement concerning the use of know-how of Party A by Party B in manufacturing organic liquid compound fertilizer with the brand name of "Tai Long" ("Proprietary Technology") on a royalty-free basis:

1.     Name of the Proprietary Technology: manufacturing method and prescription of "Tai Long" organic liquid compound fertilizer.

2.     Usage: Party A agrees Party B to use the Proprietary Technology in its manufacturing process.

3.     Term of License: Permanent License.

4.     Obligations of Party A

a.     Party A shall continue to provide Party B with necessary information and assistance concerning the Proprietary Technology upon the taking effective of this Agreement.

b.     Party A warrants that the Proprietary Technology is legally owned by Party A and has not been used by Party A or any other parties than Party B.

c.     During the term of this Agreement, Party A shall not use or license a third party to use the Proprietary Technology and Party A shall keep the Proprietary Technology in confidential.

5.     Obligations of Party B

a.     Party B shall not use the Proprietary Technology for illegal purposes.

b.     Party B shall keep the Proprietary Technology in confidential.

6.     Each party shall be responsible for compensation of any damages incurred to the other party due to the breach of this Agreement by such party.

7.     Any disputes relating to or arising from this Agreement shall first be resolved through negotiation. If the parties fail to resolve the disputes through negotiation, each of the parties may bring the law suit to the People's Court with jurisdiction.

8.     This Agreement will take effective upon execution by both parties.

9.     This Agreement will be made two copies, each of which shall be held by the parties. Each copy of this Agreement has the same legal effect.

Party A: /s/ Yu Chang

Party B: Pacific Dragon Fertilizer Co., Ltd
(Seal)

Date: December 3, 2005